                                                                      EXHIBIT 16

                    COMPUTATION FOR PERFORMANCE INFORMATION

                 CALCULATION OF TOTAL RETURN -- CLASS A SHARES


     The Fund calculates its average annual total return quotations for Class A shares for the period ended November 30, 1995, the date of the most recent balance sheet included in the registration statement, by finding the average annual compounded rates of return over the designated period or periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:


                                 P(1+T)[n]=ERV

Where:  P    =    a hypothetical initial payment of $1,000
        T    =    average annual total return
        n    =    number of years
        ERV  =    ending redeemable value of a hypothetical $1,000 payment made at the beginning of the designated period or periods at the end of the designated period or periods (or fractional portion thereof).

     These calculations incorporate the following assumptions:

          1. The maximum sales load (or other charges deducted from payments) is deducted from the initial $1,000 payment.

          2. All dividends and distributions by the Fund are reinvested at the price stated in the prospectus on the reinvestment dates during the period, i.e., any sales load charged upon reinvestment of dividends would be reflected.

          3. All recurring fees, if any, charged to all shareholder accounts are included.

          4. The ending redeemable value assumes a complete redemption at the end of the designated period or periods and the deduction of all nonrecurring charges deducted at the end of such period or periods.

                 CALCULATION OF TOTAL RETURN -- CLASS B SHARES


     The Fund calculates its average annual total return quotations for Class B shares for the period ended November 30, 1995, the date of the most recent balance sheet included in the registration statement, by finding the average annual compounded rates of return over the designated period or periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:


                                 P(1+T)[n]=ERV

Where:  P    =    a hypothetical initial payment of $1,000
        T    =    average annual total return
        n    =    number of years
        ERV  =    ending redeemable value of a hypothetical $1,000 payment made at the beginning of the designated period or periods at the end of the designated period or periods (or fractional portion thereof).

     These calculations incorporate the following assumptions:

          1. Assumes an initial $1,000 payment with the applicable contingent deferred sale charge imposed upon redemption.

          2. All dividends and distributions by the Fund are reinvested at the price stated in the prospectus on the reinvestment dates during the period.

          3. All recurring fees, if any, charged to all shareholder accounts are included.

          4. The ending redeemable value assumes a complete redemption at the end of the designated period or periods and the deduction of all nonrecurring charges, if any, deducted at the end of such period or periods.

                 CALCULATION OF TOTAL RETURN -- CLASS C SHARES


     The Fund calculates its average annual total return quotations for Class C shares for the period ended November 30, 1995, the date of the most recent balance sheet included in the registration statement, by finding the average annual compounded rates of return over the designated period or periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:


                                 P(1+T)[n]=ERV

Where:  P    =    a hypothetical initial payment of $1,000
        T    =    average annual total return
        n    =    number of years
        ERV  =    ending redeemable value of a hypothetical $1,000 payment made at the beginning of the designated period or periods at the end of the designated period or periods (or fractional portion thereof).

     These calculations incorporate the following assumptions:


          1. Assumes an initial $1,000 payment with a 1.00% contingent deferred sales charge imposed if redeemed during the first year.


          2. All dividends and distributions by the Fund are reinvested at the price stated in the prospectus on the reinvestment dates during the period.

          3. All recurring fees, if any, charged to all shareholder accounts are included.

          4. The ending redeemable value assumes a complete redemption at the end of the designated period or periods and the deduction of all nonrecurring charges, if any, deducted at the end of such period or periods.